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                                                                    Exhibit 10.1


                           INTERNATIONAL PAPER COMPANY



                      NONFUNDED DEFERRED COMPENSATION PLAN
                                  FOR DIRECTORS



                        (As amended through May 7, 2002)




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                                      INDEX

                                                                                 Page
PREAMBLE ......................................................................... 1

1.  Method of Election to Defer Payment .......................................... 2

2.  Deferral on Cash with Interest or in Stock Units ............................. 2

3.  Time and Method of Payment ................................................... 3

4.  Termination or Modification of Election to Defer Payment ..................... 5

5.  Payments Not Assignable ...................................................... 5

6.  Payment in Hardship Cases .................................................... 5

7.  Compulsory Deferral in Units ................................................. 7

8.  Amendment or Termination of Plan ............................................. 7

9.  Annual Statements ............................................................ 7

10. Designation of Beneficiary ................................................... 8

Annex A: Form of Notice of Election and Deferral Form ............................ 9

Annex B: Stock Units Credited to Eligible Directors Pursuant
          To Section 7(b) ........................................................11


                                       (i)




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                                    PREAMBLE
                                    --------

This Plan was originally adopted by the Board of Directors of International Paper Company on December 11, 1973, (the "1973 Plan"). The Plan was amended in 1979, 1983, 1991, 1995, 1996, and 2002. The text of the Plan set forth below is effective May 7, 2002 in conjunction with the changes to the Restricted Stock Plan for Non-Employee Directors effective May 7, 2002. Amounts deferred under earlier versions of the Plan shall continue to be deferred pursuant to the applicable provisions of the Plan at the time of the deferrals.

Payments of amounts deferred under the Plan are made only in the form of cash. Stock units under the Plan are not "derivative securities" as defined in SEC Rule 16a- I (c) (3) (ii).

                                        1




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                 INTERNATIONAL PAPER COMPANY NONFUNDED DEFERRED
                         COMPENSATION PLAN FOR DIRECTORS

                       (As amended effective May 7, 2002)

1. Method of Election of Defer Payment
   -----------------------------------

   Pursuant to the provisions of this Plan, any director of the Company may elect on or before the last business day of any month to defer payment of all (or a specified part) of that director's fees for advisory service and attendance at Board and Committee meetings for the following calendar month and thereafter, and all (or a specified part) of any other director's compensation or any future dividends and other distributions which become payable with respect to shares of restricted stock awarded under the International Company Restricted Stock Plan for Non-Employee Directors, by filing a written notice (substantially in the form attached hereto as Annex
   A) with the Secretary of the Company (an "Election Notice"). The Election Notice shall specify:

      (a) the effective date of the deferral;

      (b) the amounts to be deferred;

      (c) the length of time of the deferral;

      (d) the method of payment of the deferred amount; and

      (e) the election as to whether to defer the amount in the form of cash with accrued interest or to defer the amount in the form of stock units.

2. Deferral in Cash with Interest or in Stock Units
   ------------------------------------------------

   All deferred amounts shall be credited to the participant's account. At the participant's election, the account shall be credited either with:

                                        2




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   (a) interest from the date such amounts would otherwise have been paid at the higher of:

        i)  6% per annum, or

        ii) the yield on U.S. Treasury Bills of 6 months maturity set at the first auction held each January or July; or

   (b) a number of stock units (calculated to the nearest thousandth of a unit) computed by dividing the amount of fees or director's other compensation deferred each month, by the closing market price of the Company's Common Stock as reported for New York Stock Exchange Composite Transactions for the second Tuesday of each month (or the next business day if that day is a legal holiday). Whenever a dividend is declared, the number of stock units in the participant's account shall be increased by the result of the following calculation:

        i) the number of units in the participant's account multiplied by any cash dividend declared by the Company on a share of its Common Stock, divided by the closing market price of such Common Stock on the related dividend payment date as reported for New York Stock Exchange Composite Transactions; and/or

        ii) the number of units in the participant's account on the related dividend payment date multiplied by any stock dividend declared by the Company on a share of its Common Stock. In the event of any change in the number or kind of outstanding shares of Common Stock of the Company including a stock split or splits (other than a stock dividend as provided above) an appropriate adjustment shall be made in the number of units credited to the participant's account.

3. Time and Method of Payment
   --------------------------

   After the participant ceases to be a director of the Company, payment of the deferred amount shall be made in a lump sum in January of the next calendar year, unless the participant has indicated on the Election Notice filed with the Secretary of the Company prior to the date on which he or she ceases Board service that payment shall be made in not more than ten annual installments beginning:

   (a) On January 10th of a specified calendar year (prior to attaining age 73); or

                                        3




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   (b) On January 10th of the first calendar year after the participant ceases to be a director of the Company; or

   (c) On January 10th of the first calendar year after the participant attains age 70; or

   (d) On January 10th of the first calendar year after the participant attains age 71; or

   (e) On January 10th of the first calendar year after the participant attains age 72;

   provided, however, that no payment with respect to a stock unit under this Plan shall be made prior to a date which is at least six months after the date of the participant's last Election Notice (except in the case of a participant's death, disability, retirement or termination of service as a director of the Company). Under this Plan, a participant has an interest in the cash value represented by the stock units in his or her account, but has no interests or rights in any Company Common Stock or dividends and has no right to elect delivery of shares of Company Common Stock.

   In the event that the participant's account has been credited with units calculated as provided in Section 2, the cash amount payable to the participant in each instance shall be determined by multiplying the number of units by the closing market price of the Company's Common Stock on the day prior to the date of payment (or the last business day prior to that date, if the day prior to the date for initial payment is not a business day).

   Where the participant receives the balance of the deferred account in annual installments, the first installment of deferred compensation shall be a fraction of the value of the entire deferred compensation credited to a participant's account under the preceding paragraph. The numerator of that fraction shall be "one" (1) and the denominator shall be the total number of installments during which the compensation is to be paid. Each subsequent annual installment shall be calculated in the same manner except that (a) the denominator in the fraction shall be reduced by the number of annual installments which have been previously paid and (b) the participant's account shall be reduced by the amount of any installments paid, but shall be credited with interest at the rate set out in Section 2(a) of the plan or as set out in Section 2(b), as the case may be.

   In the event the participant dies before payment of all of the deferred amount, the full remaining balance shall be paid in a lump sum to the beneficiary or other payee designated under Section 10 of this Plan.

                                        4




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4. Termination or Modification of Election to Defer Payment
   --------------------------------------------------------

   An Election Notice shall continue in effect until the participant files a written notice of termination or a new Election Notice modifying such election with the Secretary of the Company. The termination shall be effective as of the date of receipt by the Secretary or as of such future date as is specified in such Election Notice. Amounts credited to the account of a participant prior to the effective date of such termination shall not be affected hereby and shall be paid only in accordance with Section 3 of the Plan. An election may be modified by filing a new Election Notice which shall modify one or more of the following:

   (a) amount of deferral;

   (b) length of time of deferral;

   (c) method of payment amount; and

   (d) form of deferral (whether interest or units).

   Any modification shall be effective upon the last day of the calendar month in which such written Election Notice is received by the Secretary of the Company or such later date as is specified in the notice. No more than two
   (2) modifications of (a), (b), (c) or (d) above, may be made in any calendar year.

5. Payments Not Assignable
   -----------------------

   The participant's deferred payment account under this Plan (including interest credited and stock units earned) shall not be subject to assignment by the participant. If any such assignment is made, the Company may disregard such assignment and may discharge its obligation hereunder by making payment as though no such assignment had been made.

6. Payment in Hardship Cases
   -------------------------

   A participant may request, and the Company may for good cause in its sole discretion approve, payment of the participant's deferred accounts in a lump sum or accelerated installments in lieu of the method of payment elected by the participant; provided, however, that no such payment with respect to a stock unit under this Plan shall be made prior to a date which is at least six months after the date of the participant's last Election Notice (except in the case of a participant's death, disability, retirement, or termination of service as a director of the Company).

                                        5




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7. Compulsory Deferral in Units
   ----------------------------

   A deferred stock grant account shall be established and maintained for each director who is not an active or former employee of the Company regardless of whether such director elects to defer any amounts pursuant to Section I of this Plan ("Eligible Director"). Each Eligible Director's deferred stock grant account shall consist of stock units credited to it pursuant to the provisions of this Section 7.

   (a) As of January 1, 1996 and each January 1 thereafter, the Company shall credit 300 stock units to the account of any Eligible Director who is actively serving on the Board of Directors and has attained age 54 on such January 1. In the event that a person who is not a Company director is elected to the Board during the year and is an Eligible Director who had reached age 54 the prior January 1, the Company shall credit such person's account with a pro rata portion of 300 stock units.

   (b) For any Eligible Director who is actively serving on the Board of Directors and has attained age 54 as of January 1, 1996, the Company shall credit to his or her deferred stock grant account a special one-time grant of stock units individually calculated for each such Eligible Director to provide the economic value he or she would have received under the Retirement Plan for Directors that was terminated effective December 31, 1995; provided, however, the special one-time grant shall be calculated to recognize the economic value of the annual crediting of 300 stock units for each year of continuing Board service pursuant to Section 7(a) above until the attainment of age 72(1) and calculated on the assumptions of (i) an annual 5% increase in the annual cash retainer, and (ii) a 9% annual yield appreciation and dividends) on the stock units credited. The special one-time grant for each Eligible Director shall be listed in the appendix attached hereto as Annex B.

   (c) Stock units credited to an Eligible Director's deferred stock grant account shall be adjusted for dividends or changes as provided in Sections 2 (b)(i) and (ii).

   (d) An Eligible Director shall be entitled to payment of the cash value represented by the stock units credited to his or her deferred stock grant account on January 10 of the first calendar year after the Eligible Director ceases to be a director of the Company, provided the Eligible Director is at least age 65 at the time of cessation of Board service and has completed at least five years of Board service. In the event of an Eligible Director's death prior to retirement or upon mandatory retirement at age 72, the stock units credited to the Eligible Director's deferred stock grant account
--------
(1) The retirement age for a Director joining the Board after July 13, 1999 is 70 years.

                                        6




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       shall be payable regardless of the director's number of years of Board service to the director's beneficiary no later than the January 10 of the calendar year following the death or mandatory retirement. Payments of the cash value of stock units credited and accumulated under this Section 7 shall be subject to the restrictions regarding stock units set forth at the end of Section 3.

   (e) The cash value of stock units credited to the Eligible Director's deferred stock grant account shall be paid in a lump sum amount at the time of payment entitlement unless the Eligible Director elects to receive payments in not more than ten annual installments by filing a notice with the Secretary of the Company prior to the date on which the Eligible Director ceases Board service. An Eligible Director's election to receive annual installments may be denied by action of the Board of Directors.

   (f) Determination of the cash value of stock units payable to an Eligible Director, in either a lump sum or annual installments, under this Section 7 shall be made in accordance with the provisions of Section 3.

   (g) Stock units credited to a deferred stock grant account are not assignable nor subject to garnishment or attachment. In addition, such amounts are not subject to a hardship withdrawal except after the commencement of annual installment payments. A hardship withdrawal may be requested and approved only in accordance with procedures established for hardships under Section 6.

8. Amendment or Termination of Plan
   --------------------------------

   The Company reserves the right to amend, modify or terminate this Plan at any time by action of its Board of Directors, provided that such action shall not adversely affect any participant's right to receive payment pursuant to the terms of this Plan of any unpaid amounts which were deferred prior to such action.

9. Annual Statements
   -----------------

   A Statement shall be delivered to each participant in this Plan as soon as practicable after the end of each calendar year setting forth the amount deferred, the amount of interest accrued thereon or units earned, the amount of any payments made during the year, the current rate of interest applicable to the Plan as determined by the Treasurer, and the closing

                                        7




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    market price of Company Common Stock used for determining the number of units earned and credited through dividend equivalents.

10. Designation of Beneficiary
    --------------------------

    A participant may file with the Secretary of the Company a designation of a beneficiary or beneficiaries on a form approved by the Secretary (which designation may be changed or revoked by the participant's sole action) to receive distribution of all or a designated portion of the participant's deferred payment account under this Plan upon the death of the participant. If no beneficiary has been designated or survives the participant, then the account will be distributed as directed by the executor or administrator of the participant's estate.

                                        8






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                                                                         ANNEX A

                           INTERNATIONAL PAPER [LOGO]

                RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

                ELECTION OF COMPENSATION & DEFERRAL ELECTION FORM
                      FOR THE PERIOD [DATE] THROUGH [DATE]

--------------------------------------------------------------------------------

Name: _________________________________ Social Security Number:_________________

--------------------------------------------------------------------------------

PART ONE:  FORM OF COMPENSATION ELECTION

Non-employee director compensation is comprised of a cash retainer component and an equity retainer component, characterized as restricted stock.

You may elect to receive 0, 50% or 100% of your cash retainer as additional restricted stock of International Paper. Should you choose restricted stock instead of cash, the restricted stock award will include a 20% premium for the risk associated with stock ownership and the fact that the stock will be restricted for a period or one year from the date of the award. Dividends will also be credited to all restricted stock as appropriate.

I elect to receive my annual cash retainer (including any committee chair retainer, as applicable) as indicated below:
         [ ] 100% CASH, 0% RESTRICTED STOCK
         [ ] 50% CASH, 50% RESTRICTED STOCK
         [ ] 0% CASH, 100% RESTRICTED STOCK

PART TWO:  ELECTION OF DEFERRAL OF CASH RETAINER

Please note that an election to defer all or part of your cash retainer is irrevocable for the period stated above.

A. If you wish to defer any portion of your cash retainer taken as cash, please select one of the following methods of deferral:
         [ ] I elect to defer the entire amount of my annual cash compensation.
         [ ] I elect to defer ____________% of my annual cash compensation.
         [ ] I elect to defer $____________ of my annual cash compensation.

B.  I elect to have my cash deferral amounts credited:
         [ ] at the higher of 6% per annum or the yield on U.S. Treasury Bills of 6 months maturity set at the first auction held each January or July.
         [ ] as stock units computed by dividing the amount of the cash deferral by the closing price of International Paper's common stock on May 6, 2002, plus applicable dividends.

PART THREE: ELECTION OF DEFERRAL OF RESTRICTED STOCK/EQUITY RETAINER Please note that an election to defer your restricted stock equity is irrevocable for the period stated above.

You may elect to defer all or none of your restricted stock compensation.
         [ ] I elect NOT to defer any of my restricted stock/equity retainer.
         [ ] I elect to defer the entire amount of my restricted stock/equity units.

PART FOUR:  METHOD OF PAYMENT OF DEFERRED COMPENSATION
I elect to receive the entire amount of my deferred compensation as:
         [ ] A lump sum payment.
         [ ] Ten annual installments.
         [ ] ____________ annual installments, not to exceed ten.

Deferred compensation payments will commence in January following the year of retirement/resignation from the Board of Directors of International Paper.

--------------------------------------------------------------------------------

    _____________________________                                [DATE]
             Signature







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                                                                         ANNEX B

                   Stock Units Credited to Eligible Directors
                            Pursuant to Section 7 (b)

                  NAME                                       UNITS
                  ------------------------------------------------
                  (Name)                                      xxxx



Note: The closing price of Company stock on Friday, December 29, 1995 on the NYSE was $37 7/8 per share.